EXHIBIT 99.1

NEWS	Contact: Clay Williams (713) 346-7606

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES
RESIGNATION OF JOE WINKLER

HOUSTON, TX, June 13, 2005 — National Oilwell Varco, Inc. (NYSE: NOV) announced today that Joseph C. Winkler will resign, effective June 17, 2005, as Executive Vice President and Chief Operating Officer to join Complete Energy Services, Inc. as its President and Chief Executive Officer. Merrill A. “Pete” Miller, Jr., National Oilwell Varco’s President and Chief Executive Officer, will assume operational responsibility of the Company’s businesses.

“Joe’s leadership and contributions over the years at Varco and its predecessor, Tuboscope, were key to their strong growth and financial achievement. He was integral to the merger between National Oilwell and Varco and helped lay the groundwork for a successful combination,” said Miller. “We wish Joe every success in his new endeavor. He takes with him the leadership and ability to profitably guide Complete Energy Services into the future.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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